EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 13, 2004 in the Registration Statement on Form SB-2 of Endavo Media and Communications, Inc.

/s/ Tanner + Co.
Salt Lake City, Utah
April 21, 2005

Exhibit 23.2